Exhibit 10.2
February 14, 2016

Partner Communications Company Ltd.
8 Amal Street
Afeq Industrial Park
Rosh-Ha’ayin  48103
Israel

Dear Sirs:

On behalf of Giza Singer Even, 7 Jabotinsky St. Ramat-Gan (the “Consultant”), I hereby confirm that the Consultant has reviewed the information set forth in the Annual Report on Form 20-F for the year ended December 31, 2015 (the “Form 20-F”), for Partner Communications Company Ltd. under Item 5A.1f “Acquisition of 012 Smile”, Item 5A.1r “Critical Accounting Estimates and Judgments”, and in Note 4 and Note 13 to the consolidated financial statements included in the Form 20-F, with respect to testing for impairment of assets and the results thereof.

The Consultant hereby confirms the information referred to above and consents to being named in the Form 20-F as an “expert”.

By:____/s/_______

Giza Singer Even LTD.

Name: Nir Harush
Title: Partner